                                                                    EXHIBIT 99.1


Redline Performance Products, Inc. Reports (Fourth) Quarter, Year-End Results

    SAN DIEGO & MINNEAPOLIS--(BUSINESS WIRE)--June 29, 2004--Redline Performance Products, Inc. (AMEX:RED), which designs, engineers and markets Redline(TM) snowmobiles, today reported financial results for its fiscal 2004 fourth quarter and year ended March 31, 2004.

    "While fiscal 2004 was challenging for Redline, it was also a landmark year that we believe ended with several positive developments," said Mark Payne, President and Chief Executive Officer. "We shipped our first snowmobile in the fourth quarter - culminating years of hard work and dedication on the part of the entire Redline team and our supply-chain partners."

    To date, Payne said 53 snowmobiles have been shipped and the company has orders in hand for approximately 340 more. The company believes the 800 Revolt snowmobile continues to be well received by the Redline dealer network as well as the snowmobile community. In the future, the company expects to expand its product line with additional products, including additional snowmobile models and an ATV.

    In May 2004, Redline engaged Manchester Companies as an outside advisor to evaluate Redline's business and strategies. Since then, Redline announced it has raised $750,000 in a private placement and extended the maturity date of its $2.4 million debt facility. The company also realigned its senior management team.

    FINANCIAL RESULTS

    As a development-stage company, Redline reported revenues of $10,140 for the three- and twelve-month periods ended March 31, 2004. In the early stages of production, the company experienced production delays and higher-than-expected parts costs, resulting in negative gross profits. The $1.3 million inventory write-down in the fourth quarter resulted from the cost of materials exceeding their market value. This adjustment is intended to reflect the higher cost than market for the approximately 400 units anticipated to be produced and shipped this fall. The company believes this to be a one-time inventory write-down, and expects improved per-unit margins in the future through higher production volumes, more competitive sourcing activities and engineering modifications.

    The net loss for the fourth quarter of fiscal 2004 was $3.4 million, or $0.69 per diluted share, versus a net loss of $1.5 million, or $1.41 per diluted share, for the fourth quarter of fiscal 2003. The net loss for fiscal 2004 was $8.8 million, or $2.04 per diluted share, versus a net loss of $3.7 million, or $2.96 per diluted share, for fiscal 2003.

    Weighted average shares outstanding for the three- and twelve-month periods ended March 31, 2004 increased by 350% and 242%, respectively, from the comparable prior-year periods due primarily to the effect of the shares issued in conjunction with the company's initial public offering in May 2003.

    The increased net losses for the fiscal 2004 three-month and twelve-month periods are due primarily to higher selling, general and administrative expenses (primarily personnel), valuation of inventory and higher research and development costs. These increases are related to the introduction of the 800 Revolt snowmobile. Interest expense decreased significantly in the fourth quarter of Fiscal 2004 from the prior year's fourth quarter as a result of the company repaying substantially all of its long- and short-term debt with the proceeds generated from the May 2003 initial public offering.

    Based on the company's significant losses, the requirement for additional financing and lack of working capital, Redline's auditor, Virchow, Krause & Company, LLP, has issued a going concern opinion.

    ABOUT THE 800 REVOLT

    Redline's 800 Revolt is a high-performance, 800cc snowmobile designed for trail riding. The 800 Revolt incorporates patented and patent-pending technology
- including a T-15 rear suspension system and clutch isolation drivetrain system
- to produce a snowmobile that Redline believes provides better handling, a smoother ride, greater durability and more attractive styling. For downloadable images of the 800 Revolt, please visit www.1redline.com/pages/press2.html.

    ABOUT REDLINE PERFORMANCE PRODUCTS, INC.

    Redline Performance Products, Inc. designs, engineers, markets, manufactures and sells snowmobiles under the Redline(TM) brand name. The company maintains its principal executive offices in San Diego and also has an office in Minneapolis. To learn more, please visit www.1redline.com.

    FORWARD-LOOKING STATEMENTS

    This news release includes "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 as set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "should," "expects," "plans," "anticipates," "believes," "estimates," "intends," "proposed," "scheduled," "continue," or the negative of these terms or other comparable terminology. Forward-looking statements are estimates and projections reflecting the Company's judgment and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Although the Company believes the forward-looking statements made in this news release are reasonable, the Company's expectations may prove to be incorrect. The Company cautions you to not place undue reliance on these forward-looking statements, which reflect management's view only as of the date of this news release.

    Important factors that could cause the Company's actual results to differ materially from estimates or projections contained in the forward-looking statements include our ability to develop and execute a plan to operate in the future, our ability to raise additional capital in the immediate and near term to fund our production and other operations, our ability to enter into arrangements with our creditors and vendors to continue to receive parts and services while delaying the obligation to make payments to these groups and to operate as a going concern, timely compliance with applicable snowmobile safety and other regulations, our ability to obtain high-quality parts and subassemblies in a timely and cost-effective manner, the timely and successful assembly of snowmobiles by our contract assembler and the assembler's ability to quickly ramp up production, having sufficient capital available to us to fund our production and other operations, compliance with the terms of our loan and related agreements, the overall quality and performance of Redline snowmobiles and the level of any warranty expenses, the number of dealers engaged by us, the number of purchase orders received from dealers, the demand for our snowmobiles from potential purchasers, and other factors described in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004, and other documents, filed with the Securities and Exchange Commission.


                       REDLINE PERFORMANCE PRODUCTS, INC.
                          (A Development-Stage Company)
                           SELECTED BALANCE SHEET DATA

                                         March 31,2003  March 31, 2004
                                         -------------- --------------

                                     ASSETS
Cash and Restricted Cash                       $37,305       $148,597
Accounts Receivable                                  -         31,144
Inventories, Net                               393,720      2,226,566
Prepaid and Other Current Assets                 9,158        231,856
Property and Equipment, Net                    694,545      1,099,575
Other Assets                                   690,058         90,534
                                         -------------- --------------

      Total Assets                          $1,824,786     $3,828,272
                                         ============== ==============

                 LIABILITIES AND SHAREHOLDERS' DEFICIT

Total Short Term Debt                       $2,396,446     $2,279,310
Accounts Payable                               912,073      2,543,569
Other Current Liabilities                      615,281        309,100
Long Term Liabilities                           36,405        161,238
                                         -------------- --------------

      Total Liabilities                      3,960,205      5,293,217
                                         -------------- --------------

      Total Shareholders' Deficit           (2,135,419)    (1,464,945)
                                         -------------- --------------

         Total Liabilities and
          Shareholders' Deficit             $1,824,786     $3,828,272
                                         ============== ==============

                        REDLINE PERFORMANCE PRODUCTS, INC.
                          (A Development-Stage Company)
                            STATEMENTS OF OPERATIONS


                     For the three months     For the twelve months
                        ended March 31,           ended March 31,
                   ------------------------- -------------------------
                       2003         2004         2003         2004
                   ------------ ------------ ------------ ------------
Sales                       $-      $10,140           $-      $10,140
Cost of Sales                -       11,158            -       11,158
Inventory Writedown
 to Market                   -    1,315,000            -    1,315,000
                   ------------ ------------ ------------ ------------

Gross Profit                 -   (1,316,018)           -   (1,316,018)

Operating Expenses
   Selling, general
    and
    administrative     412,139      927,507    1,373,658    3,376,358
   Research and
    development        214,634      864,056      534,335    2,043,976
   Loss on
    impairment of
    property and
    equipment                -      163,560            -      425,755
                   ------------ ------------ ------------ ------------

      Total
       Operating
       Expenses        626,773    1,955,123    1,907,993    5,846,089
                   ------------ ------------ ------------ ------------

       Loss from
        Operations    (626,773)  (3,271,141)  (1,907,993)  (7,162,107)
                   ------------ ------------ ------------ ------------

Other Income
 (Expense)
   Interest expense   (908,720)    (103,222)  (1,819,875)  (1,702,025)
   Interest income         727          233        2,502       17,478
   Other income
    (expense)           (1,568)           -        6,841       32,724
                   ------------ ------------ ------------ ------------

Net Other Expense     (909,561)    (102,989)  (1,810,532)  (1,651,823)
                   ------------ ------------ ------------ ------------

Net Loss            (1,536,334)  (3,374,130)  (3,718,525)  (8,813,930)

   Preferred stock
    dividends                -            -      (23,341)           -
                   ------------ ------------ ------------ ------------

Loss Attributable
 to Common
 Shareholders      $(1,536,334) $(3,374,130) $(3,741,866) $(8,813,930)
                   ============ ============ ============ ============

Loss per Common
 Share -- Basic and
 Diluted                $(1.41)      $(0.69)      $(2.96)      $(2.04)
                   ============ ============ ============ ============

Weighted Average
 Common Shares
 Outstanding --
   Basic and
    Diluted          1,091,560    4,911,473    1,263,460    4,320,343
                   ============ ============ ============ ============


    CONTACT: Redline Performance Products, Inc.
             Mark A. Payne, 952-345-2257
             or
             BPC Financial Marketing
             800-368-1217

    SOURCE: Redline Performance Products, Inc.